Exhibit 10(k)

STOCK OPTION AGREEMENT made as of the           day of                    ,                  by and between CANTEL MEDICAL CORP. , a Delaware corporation with principal offices located at 150 Clove Road, Little Falls, New Jersey 07424 (the “Company”), and                                  (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Optionee is, on the date hereof, an employee or a non-employee member of the Board of Directors of the Company or of a Subsidiary of the Company; and

WHEREAS, the Company wishes to grant to Optionee an option to purchase shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company or the Committee under the Plan has authorized the grant of a stock option to the Participant;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, pursuant to the Plan, hereby grants the Optionee the option to acquire shares of the Common Stock of the Company upon the following terms and conditions:

1.             GRANT OF OPTION.

(a)           The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to                      shares of Common Stock, par value $.10 per share, of the Company (the “Shares”), to be issued upon the exercise hereof, fully paid and non-assessable, during the following periods (subject to Section 1(d) below):

(i)	No Shares may be purchased prior to the first anniversary of the date hereof;

(ii)	Up to Shares may be purchased on or after the first anniversary of the date hereof;

(iii)	Up to an additional Shares may be purchased on or after the second anniversary of the date hereof; and

(iv)	Up to an additional Shares may be purchased on or after the third anniversary of the date hereof.

(b)           The Option granted hereby shall expire and terminate at 5:00 p.m. local time in New York, New York on the fifth anniversary of the date hereof (the “Expiration Date”) at which time the Optionee shall have no further right to purchase any Shares not then purchased.

(c)           The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

(d)           The vesting schedule under Section 1(a) above shall be subject to the terms of any employment agreement or similar agreement between the Optionee and the Company (or a Subsidiary of the Company) that covers the vesting of Options.  In addition, the Committee (as defined in the Plan) will have the right, in its sole discretion, to accelerate the vesting schedule under Section 1(a) above, in whole or in part.

2.             EXERCISE PRICE; WITHHOLDING TAXES.

(a)           The exercise price of the Option shall be $         per Share, and shall be payable in cash or by certified check; provided, however, that subject to any restrictions that the Committee may adopt, in lieu of payment in full in cash or by such check, the exercise price (or balance thereof) may be paid in full or in part by the delivery and transfer to the Company of Shares already owned by the Optionee and having a Fair Market Value (as determined by the Committee) equal to the cash exercise price (or balance thereof) for the number of Shares as to which the Option is being exercised.  The Company shall pay all original issue or transfer taxes on the exercise of the Option.

(b)           To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all federal and state payroll, income or other taxes required to be withheld by the Company with respect to any exercise of the Option made hereunder (the “Required Withholdings”) are so withheld. If the Company is unable to withhold the same, the Optionee hereby agrees to pay the Required Withholdings to the Company promptly upon demand therefore.

3.             EXERCISE OF OPTION.  The Optionee shall notify the Company by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which he desires to purchase under the Option, which notice shall be accompanied by payment of the Option exercise price therefore as specified in Paragraph 2 above.  As soon as practicable after the receipt of such notice, the Company shall, at its principal office or another mutually convenient location, tender to the Optionee certificates issued in the Optionee’s name evidencing the Shares purchased by the Optionee hereunder.

4.             CONDITIONS OF EXERCISE.

(a)           The Optionee shall have the right to exercise the Option only while he shall be in the full-time employ of the Company or any of its Subsidiaries, except that if the Optionee’s employment shall be terminated for any reason other than his death or Disability or for “Cause”, the Option may be exercised at any time within three (3) months after the date of termination but only to the extent that it was exercisable on such date of termination and in no event after the Expiration Date.

(b)           If the Optionee shall die or become Disabled while in the employ of the Company or any of its Subsidiaries, this Option may be exercised, to the extent exercisable on the date of the Optionee’s death or Disability, by his executor, administrator or other person at the time entitled by law to his rights under this Option, at any time within twelve (12) months after the date of termination of the Optionee’s employment due to death or Disability, but in no event after the Expiration Date.

5.             NON-ASSIGNABILITY OF OPTION.  The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of descent and distribution and, except as provided in Paragraph 4(b) hereof, the Option may be exercisable only by the Optionee.

6.             SECURITIES LAWS.  By accepting the Option, the Optionee agrees for himself, his heirs and legatees not to sell or otherwise transfer any and all Shares purchased upon the exercise thereof except in compliance with the applicable provisions of the Securities Act of 1933, as amended from time to time (the “Act”) and any other applicable legal requirements.  Further, Optionee agrees that if the Optionee’s sale of the Shares is at any time not covered by an effective registration statement under the Act (it being agreed that the Company will use its commercially reasonable best efforts to cause a registration statement (so long as such registration statement may be filed on Form S-8 or any substantially similar successor form) to be in effect during any period in which the same may be required in order to permit the Optionee to sell the Shares in the public market), the Company may require the Optionee to make such representations and agreements and furnish such information, and the Company may take such additional actions, in each case, as the Company  may in its reasonable discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Act and any other applicable legal requirements, including but not limited to the placing of a “stop transfer” order with respect to such Shares with its transfer agent and the placing of  an appropriate restrictive legend on the certificate(s) evidencing such Shares in substantially the following form:

“The sale of the securities represented by this certificate has not been registered under the Securities Act of 1933, and may not be sold or transferred in the absence of an effective Registration Statement covering such sale or transfer under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend.”

7.             RESTRICTION ON ISSUANCE OF SHARES.  If at any time the Company shall reasonably determine that the listing, registration or qualification of the Shares subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, are necessary or desirable in connection with the issuance or purchase of the Shares subject thereto, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Optionee shall have no rights against the Company if this Option is not exercisable by virtue of the foregoing provision.

8.             NO RIGHTS AS SHAREHOLDERS.  The Optionee shall have no rights as a shareholder in respect of the Shares as to which the Option shall not have been exercised and payment made as herein provided.

9.             EFFECT UPON EMPLOYMENT.  This Agreement does not give nor shall it be construed as giving the Optionee any right to continued employment by the Company or any of its subsidiaries.

10.          2006 EQUITY INCENTIVE PLAN.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Optionee and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

11.          BINDING EFFECT.  Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

12.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.

13.          COUNTERPARTS.  This Agreement may be executed in duplicate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same instrument. Either Party may execute this Agreement by facsimile or PDF signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CANTEL MEDICAL CORP.

By:

Optionee